UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 17, 2018

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2018, Myers Industries, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters listed therein (the “Underwriters”), for which J.P. Morgan Securities LLC is acting as representative, to issue and sell to the Underwriters 4,000,000 shares of the Company’s common stock (the “Shares”) in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333-220628) (the “Registration Statement”) and a related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2018 at a public offering price of $18.50 per share (the “Offering”). The Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 600,000 shares of its common stock at the public offering price less underwriting discounts and commissions. The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $69.1 million (or approximately $79.6 million if the Underwriters exercise in full their option to purchase additional shares).

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, conditions to closing, indemnification obligations of the Company and the Underwriters and termination and other customary provisions. Certain of the Underwriters and their respective affiliates have performed, and may in the future perform, various commercial and investment banking, financial advisory and other services for the Company, its affiliates and its officers in the ordinary course of business for which they have received, and may receive, customary fees and reimbursement of expenses.

The above description of the Underwriting Agreement is qualified in its entirety by reference thereto, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Benesch, Friedlander, Coplan & Aronoff LLP has issued a legal opinion with respect to the Shares sold in the Offering. A copy of such opinion, including the consent included therein, is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 17, 2018, by and between Myers Industries, Inc. and J.P. Morgan Securities LLC as representative of the several Underwriters

5.1	Opinion of Benesch, Friedlander, Coplan & Aronoff LLP

23.1	Consent of Benesch, Friedlander, Coplan & Aronoff LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2018	MYERS INDUSTRIES, INC.

	By:	/s/ R. David Banyard
R. David Banyard, President and Chief Executive Officer